CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of Wireless Holdings, Inc. (the "Company") on Form 10-KSB for the year ending December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph Hess, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) Such Annual Report on Form 10-KSB for the period ended December 31, 2005 fully complies with the requirements of Section 13(a) or
          15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report on Form 10-KSB for the period ended December 31, 2005 fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Joseph Hess
--------------------------
Joseph Hess
Chief Executive Officer
Chief Financial Officer

March 31, 2006